UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2018

SPIRIT REALTY CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-36004	20-1676382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 North Harwood Drive, Suite 300

Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 476-1900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 22, 2018, Spirit Realty Capital, Inc. (the “Company”), provided (i) a press release setting forth its results of operations for the quarter and twelve months ended December 31, 2017 attached hereto as Exhibit 99.1, (ii) a supplemental report of financial and operating information of the Company for the quarter and twelve months ended December 31, 2017 (the “Supplemental Report”) attached hereto as Exhibit 99.2 and (iii) an addendum to the supplemental report of financial and operating information of the Company for the quarter and twelve months ended December 31, 2017 (the “Addendum”) attached hereto as Exhibit 99.3.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 20, 2018, the Company and Philip D. Joseph, Executive Vice President, Chief Financial Officer and Treasurer agreed that Mr. Joseph’s employment agreement will not be renewed upon expiration on April 20, 2018. Mr. Joseph will remain with the Company through the end of his employment agreement. The Company has commenced a search for Mr. Joseph’s replacement and anticipates the position to be filled prior to Mr. Joseph’s departure. The Company anticipates that Mr. Joseph will be eligible to receive severance payments and benefits in accordance with the terms of his existing employment agreement and equity award agreements with the Company, subject in certain cases to his timely execution and non-revocation of a general release of claims against the Company.

On February 22, 2018, the Company announced the departure of Boyd Messmann, Executive Vice President and Chief Acquisitions Officer. Danny Rosenberg, Senior Vice President, Direct Sale-Leaseback will now serve as Senior Vice President, Acquisitions. The Company anticipates that Mr. Messmann will be eligible to receive severance payments and benefits in accordance with the terms of his existing employment agreement and equity award agreements with the Company, subject in certain cases to his timely execution and non-revocation of a general release of claims against the Company.

On February 22, 2018, the Company provided a press release relating to the foregoing executive changes attached hereto as Exhibit 99.4.

ITEM 7.01 REGULATION FD DISCLOSURE

See Item 2.02 above regarding the Company’s disclosure of the Supplemental Report.

The information set forth in Item 2.02 and Item 7.01 above, and in the attached Exhibits 99.1, 99.2 and 99.3 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of the Company’s filings, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1	Press release, dated February 22, 2018

99.2	Supplemental Financial and Operating Information for the quarter and year ended December 31, 2017

99.3	Addendum to the Supplemental Report of financial and operating information of the Company for the quarter and year ended December 31, 2017

99.4	Press release, dated February 22, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Jay A. Young
Jay A. Young Executive Vice President General Counsel and Secretary

Date: February 22, 2018